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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 31, 2000
                        ---------------------------------
                        (Date of earliest event reported)



                         HUNTSMAN PACKAGING CORPORATION
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             (Exact name of registrant as specified in its charter)


             Utah                        333-40067              87-0496065
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(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)            File No.)           Identification


                                500 Huntsman Way
                           Salt Lake City, Utah 84108
                                 (801) 584-5700
         -------------------------------------------------------------
         (Address of principal executive offices and telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     As previously reported, on March 31, 2000 Huntsman Packaging Corporation entered into an agreement (the "Recapitalization Agreement") with Chase Domestic Investments, L.L.C., a newly formed Delaware limited liability company ("Investor L.L.C.") and an affiliate of Chase Capital Partners ("CCP"), whereby Investor L.L.C. agreed to acquire approximately 62% of our total common stock in a recapitalization transaction. The recapitalization was consummated on May 31, 2000.

     Pursuant to the recapitalization, we redeemed all of the shares of our common stock held by Jon M. Huntsman, our founder, majority stockholder and Chairman of the Board. Investor L.L.C. purchased approximately one-half of the shares of our common stock held collectively by The Christena Karen H. Durahm Trust (the "Trust") and by members of our senior management (the "Management Investors"). Investor L.L.C. and certain other institutional investors also purchased (the "Investor Common Equity Contribution") shares of common stock directly from us. The Trust and the Management Investors retained approximately one-half of the shares of our common stock collectively owned by them prior to the recapitalization. In addition, we issued to Investor L.L.C. and certain other institutional investors a new series of senior cumulative exchangeable redeemable preferred stock (the "New Preferred Stock") and detachable warrants for our common stock (the "New Preferred Stock Warrants"). The foregoing transactions are collectively referred to as the "Recapitalization."

     As a result of the Recapitalization, approximately 58% of our total common stock outstanding is now owned by Investor L.L.C. and approximately 38% of such common stock is owned collectively by the Trust and the Management Investors.

     In connection with the Recapitalization, we purchased all of our outstanding $125.0 million principal amount of 9-1/8% Senior Subordinated Notes due 2007 (the "9-1/8% Notes") pursuant to a tender offer (the "Tender Offer"). We also solicited and received the requisite consents (the "Consent Solicitation") from holders of the 9-1/8% Notes to amend the indenture governing the 9-1/8% Notes (the "9-1/8% Notes Indenture") to eliminate many of the restrictive covenants contained in the 9-1/8% Notes Indenture and to permit us to effect the Recapitalization, issue the Units (as defined below), and incur borrowings under the New Credit Facilities (as defined below).

     Upon closing of the Recapitalization, we issued 220,000 Units (the "Units") consisting of $220.0 million principal amount of 13% Senior Subordinated Notes due 2010 (the "Notes") and Warrants (the "Note Warrants") to purchase 18,532 shares of common stock. The Units were issued in a transaction exempt from the registration requirements under the Securities Act of 1933. The Notes are unsecured. The Notes are subordinated to all of our existing and future senior debt, rank equally with any existing and future senior subordinated debt and rank senior to any future subordinated debt. The Notes are guaranteed by some of our subsidiaries. The Note Warrants become exercisable on the occurrence of certain events and mature on June 1, 2010.

     Upon closing of the offering of the Units and the Recapitalization, we refinanced all amounts outstanding under our prior credit facility (the "Prior Credit Facility") and replaced the Prior Credit Facility with amended and restated senior secured credit facilities (the "New Credit Facilities") that we entered into with The Chase Manhattan Bank, Bankers Trust Company, The Bank of Nova Scotia and a syndicate of banking institutions. The New Credit Facilities consist of a $200.0 million senior secured tranche A facility, $40.0 million of which will be made available to our principal Mexican subsidiary (the "Tranche A Facility"), a $280.0 million senior secured tranche B facility (the "Tranche B Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility").



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     The offering of the Units, the Recapitalization, the Tender Offer and
Consent Solicitation and the entering into the New Credit Facilities are collectively referred to as the Transactions".

     The following table sets forth the estimated sources and uses of funds in connection with the Transactions:

                                                               Amount
                                                        ---------------------
                                                        (Dollars in Millions)
Sources:
New Credit Facilities(1) .................................. $  485.9
Units (net of discount)....................................    214.1
New Preferred Stock and New Preferred Stock Warrants.......    100.0
Common Equity Investment(2)................................    165.3
Trust Equity Rollover .....................................     76.8
Management Equity Rollover ................................     22.9
                                                            --------
    Total ................................................. $1,065.0
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Uses:
Equity Redemption .........................................   $314.0
Investor Share Purchase ...................................    101.8
Refinance the Prior Credit Facility and other debt.........    379.5
Repay the 9-1/8% Notes ....................................    125.0
Tender and Consent Consideration ..........................     11.9
Trust Equity Rollover .....................................     76.8
Management Equity Rollover ................................     22.9
Transaction fees and expenses(3)...........................     33.1
                                                            --------
    Total ................................................. $1,065.0
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(1) Represents borrowings under the New Credit Facilities made at the closing of the Transactions, consisting of $200.0 million under the Tranche A Facility,
    $280.0 million under the Tranche B Facility and $5.9 million under the
    Revolving Credit Facility.

(2) Consists of the Investor Share Purchase of $101.8 million and the Investor
    Common Equity Contribution of $63.5 million.

(3) Consists of debt issuance costs of approximately $18.6 million, compensation expense related to the long-term incentive plan triggered by the Transactions of approximately $5.0 million, estimated issuance costs for the New Preferred Stock of $1.5 million and other fees and expenses directly related to the Transactions of approximately $8.5 million.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              HUNTSMAN PACKAGING CORPORATION



                              /s/ Scott K. Sorensen
                              ------------------------------------
                              Scott K. Sorensen
                              Executive Vice President and
                              Chief Financial Officer, Treasurer





Date:  June 14, 2000


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